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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)        February 17, 1998

                              Medaphis Corporation
            (Exact name of registrant as specified in this charter)

       DELAWARE                    000-19480                  58-1651222
(State or other jurisdiction    Commission File              (IRS Employer
of incorporation)                    Number              Identification Number)

                            2700 CUMBERLAND PARKWAY
                                   SUITE 300
                             ATLANTA, GEORGIA 30339
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:         (770) 444-5300

                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

                        Exhibit Index Located on Page: 4
                            Total Number of Pages: 6


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Item 5.           Other Events.

         The Registrant plans to close on February 20, 1998, the long-term financing package announced on January 26, 1998. The financing package consists of $175 million 9 1/2% Senior Notes due 2005 and a fully underwritten $100 million three-year revolving credit facility, which facility will be guaranteed by the Registrant's domestic subsidiaries and secured by a first-priority lien on substantially all material assets of the Registrant and its subsidiaries.

         The Registrant priced the Senior Notes in the Rule 144A market on February 17, 1998, with settlement expected on February 20. Closing of the revolving credit facility is contingent upon customary closing conditions and the completion of the Senior Notes offering; the Senior Notes offering is contingent upon customary closing conditions. The Registrant issued a press release on February 18, 1998, a copy of which is filed as Exhibit 99.1 to this Form 8-K.

The Senior Notes have not been registered and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Press Release shall not constitute an offer to sell or the solicitation of an offer to buy the Senior Notes or any other securities.

Item 7.           Financial Statements and Exhibits.

                  99.1 Press Release issued by the Registrant on February 18, 1998.






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                                   Signatures



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  February 18, 1998


                                                  MEDAPHIS CORPORATION

                                                  By: /s/ Randolph L.M. Hutto
                                                      -----------------------
                                                      Randolph L.M. Hutto
                                                      Executive Vice President
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                               INDEX TO EXHIBITS


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EXHIBIT NUMBER                 DESCRIPTION                       PAGE NUMBER
--------------                 -----------                       -----------
   99.1.......................Press Release issued by the
                              Registrant on February 18, 1998........5
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